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Exhibit 10.4

FORM OF
RESTRICTED STOCK AGREEMENT
PURSUANT TO THE
ARES COMMERCIAL REAL ESTATE CORPORATION
2012 EQUITY INCENTIVE PLAN

        THIS AGREEMENT (this "Agreement") is entered into on                        , 20             between Ares Commercial Real Estate Corporation, a Maryland corporation (the "Company"), and                                    (the "Participant"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Ares Commercial Real Estate Corporation 2012 Equity Incentive Plan (the "Plan").

W I T N E S S E T H:

        WHEREAS, the Company has adopted the Plan, a copy of which has been delivered to the Participant, which is administered by the Committee;

        WHEREAS, pursuant to Section 4 of the Plan, the Committee may grant Restricted Stock to Eligible Persons; and

        WHEREAS, the Participant is an Eligible Person under the Plan.

        NOW, THEREFORE, the parties agree as follows:

        1.    Grant of Shares.    Subject in all respects to the Plan and the terms and conditions set forth herein and therein, effective on [DATE] (the "Grant Date"), the Company hereby awards to the Participant [    •    ] shares of validly issued Common Stock (the "Shares"). Pursuant to Section 2 hereof, the Shares are subject to certain restrictions, which restrictions shall lapse at the times provided under Section 2(b) hereof. While such restrictions are in effect, the Shares subject to such restrictions shall be referred to herein as "Restricted Stock." The Shares shall be credited to a book entry account maintained by the Company (or its designee) on behalf of the Participant and such book entry shall be noted appropriately to record the restrictions on the Shares imposed hereby.

        2.    Restricted Stock.

          (a)    Rights with Regard to Restricted Stock; Restrictions on Transfer.    The Participant will have the right to vote the Restricted Stock, to receive and retain any dividends payable to holders of record of Common Stock on and after the Grant Date (although such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Stock), and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to the Restricted Stock set forth in the Plan, with the exception that the Participant may not voluntarily or involuntarily sell, assign, transfer, pledge, exchange, encumber, hypothecate or otherwise dispose (each, a "Disposition") of the Restricted Stock. Any attempted Disposition of the Shares in violation of the foregoing sentence or of the Plan shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue "stop transfer" instructions to its transfer agent.

          (b)    Vesting.    The Restricted Stock granted pursuant to Section 1 hereof shall vest and cease to be "Restricted Stock" in [    •    ] equal installments on the first business day of each of the [    •    ] consecutive fiscal quarters beginning on [DATE]; provided that [the Participant has not incurred a Termination of Service prior to the applicable vesting date](1). There shall be no proportionate or partial vesting in the periods between the vesting dates.

          (c)    Forfeiture.    The Participant shall forfeit to the Company, without compensation, any and all unvested Restricted Stock upon [the Participant's Termination of Service for any reason](2).

          (d)    Withholding.    Notwithstanding anything herein to the contrary, as a condition precedent to the vesting of the Restricted Stock pursuant to Section 2(b), the Participant shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable federal, state, local or other taxes of any kind that the Company is required to withhold with respect to the vesting of the Restricted Stock.

          (e)    Section 83(b).    If the Participant properly elects (as permitted by Section 83(b) of the Code) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of such Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state, local or other taxes of any kind that the Company is required to withhold with respect to the Restricted Stock. The Participant acknowledges that it is his or her sole responsibility, and not the Company's, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if he or she elects to utilize such election.

          (f)    Certificates.    If, after the Grant Date, certificates are issued with respect to the Shares, such issuance and delivery of certificates shall be in accordance with the applicable terms of the Plan.

        3.    Rights to Employment or Other Service.    Nothing in the Plan or in this Agreement shall confer on any person any right to continue in the employ or other service of the applicable Participating Company or interfere in any way with the right of the applicable Participating Company and its stockholders to terminate such person's employment or other service at any time.

        4.    Provisions of Plan Control.    This Agreement is subject to all the terms, conditions and provisions of the Plan, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

(1)
With respect to Restricted Stock granted to the Manager, replace bracketed language with: "vesting will cease if the Management Agreement, dated as of                         , 2012, between the Company and the Manager (the "Management Agreement") is terminated by the Company pursuant to Section 12(a) thereof or by the Manager pursuant to Section 10(d) thereof. All shares of Restricted Stock hereunder shall be deemed to have vested immediately prior to any termination of the Management Agreement by the Company or the Manager, other than a termination of the Management Agreement by the Company pursuant to Section 12(a) thereof or by the Manager pursuant to Section 10(d) thereof".

(2)
With respect to Restricted Stock granted to the Manager, replace bracketed language with: "the termination of the Management Agreement".

        5.    Amendment.    The Board or the Committee may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement to comply with any applicable law and may also amend, suspend or terminate this Agreement subject to the terms of the Plan. Except as otherwise provided in the Plan, no modification or waiver of any of the provisions of this Agreement shall be effective unless in writing by the party against whom it is sought to be enforced.

        6.    Notices.    All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the applicable Participating Company.

        7.    Miscellaneous.

          (a)   This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

          (b)   This Agreement shall be governed and construed in accordance with the laws of Maryland (regardless of the law that might otherwise govern under applicable Maryland principles of conflict of laws). With respect to any suit, action or proceeding ("Proceeding") arising out of or relating to this Agreement or any transaction contemplated hereby, each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of (i) the United States District Court for the District of Maryland or (ii) in the event that such court lacks jurisdiction to hear the claim, the state courts of Maryland located in Baltimore, Maryland (the "Selected Courts"), and waives any objection to venue being set in the Selected Courts, whether based on the grounds of forum non conveniens or otherwise, and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts.

          (c)   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THE PLAN OR THIS AGREEMENT.

          (d)   This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

          (e)   The failure of any party hereto at any time to require performance or insist on strict compliance by another party of any provision of this Agreement shall not affect the right of such party to require performance of or compliance with that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

          (f)    This Agreement, together with the Plan, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect hereto.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

ARES COMMERCIAL REAL ESTATE CORPORATION
By:

Name:
Title:
PARTICIPANT
Name:

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  Exhibit 10.4
FORM OF RESTRICTED STOCK AGREEMENT PURSUANT TO THE ARES COMMERCIAL REAL ESTATE CORPORATION 2012 EQUITY INCENTIVE PLAN
W I T N E S S E T H